Exhibit (c)(10)

 Discussion Materials Prepared for:  March 13, 2026

 Table of Contents  1. Discussion Materials  Page 2  PRIVATE AND CONFIDENTIAL  2. Bowhead Materials  3. Appendix

 Executive Summary  Page 2  PRIVATE AND CONFIDENTIAL  Bowhead is a natural target for AmFam to expand its commercial lines business  AmFam’s organic growth in commercial lines is challenged by market conditions and current capabilities  AmFam is well-positioned to purchase Bowhead (knowledge of business, existing commercial agreements and ownership position)  Key transaction considerations include retention of management, reserves and impact on AmFam’s  exclusive agents  Public specialty universe faces valuation headwinds even as companies post attractive financial results  Investors cautious to negative on the sector given turn in pricing cycle and expectation of continued softening in rates  Bowhead faces a difficult environment to drive its stock higher as an independent company  To date there has been limited interest in Bowhead from potential competing acquirers but the Bowhead board will want to do a market check with other potential buyers

 Discussion Materials  Page 2  PRIVATE AND CONFIDENTIAL

 Impact on American Family Exclusive Agents  The acquisition of Bowhead should be a neutral to modestly positive opportunity for AmFam’s exclusive agents  No Conflicts: Business written by AmFam’s exclusive agents is fundamentally different from Bowhead’s specialty book  Personal vs. commercial lines  Admitted vs. non-admitted  Retail vs. wholesale (mostly) distribution  No change in AmFam support for exclusive agents  Helpful to AmFam’s Overall Market Position: Stronger competitive and financial profile helps support EAs  Increase scale and improve diversification across multiple dimensions  Balance reserve position and reduce volatility  Access to surplus lines and specialty markets  Future Opportunity: Potential medium-term upside for AmFam exclusive agents  Submit small commercial accounts to Baleen through internal wholesaler  Non-admitted homeowners product?  Potential Benefits to AmFam Agents  Bowhead Brand: Maintain or consolidate under AmFam  AmFam precedents and strategy (e.g., Homesite)  Value of AmFam brand vs. Bowhead in E&S  Maintaining separate brands limits impact to AmFam agents (+/-)  Mutual peers with specialty arms generally started with separate brands and ultimately consolidated  Distribution: Using internal wholesaler to funnel business  Agent education on Bowhead products and appetite  Potential for additional investment in internal wholesaler  Cincinnati Financial example  Product Expansion: Explore expanded product offerings  Severe weather driving more homeowners into the non-admitted market  Small commercial opportunity with AmFam agents  Leveraging AmFam’s property expertise to expand  Bowhead’s product portfolio  Key Go-Forward Considerations  Page 2  PRIVATE AND CONFIDENTIAL

Top 20 P&C Mutual Companies

Outside of the Farm Bureau companies, most of the largest P&C mutual companies have a specialty and/or E&S business

$ in millions

DPW Rank	Company Name	9/30/25 LTM DPW	LTM DPW by Line[1] Personal DPW %	Comm'l DPW %	2024 E&S US DPW	9/30/25 Surplus	Specialty Commentary
1	State Farm	$114,014	93%	7%	$45	$158,453	
2	Liberty Mutual [2]	$42,620	51%	49%	$2,252	$37,049	Large, global specialty business
3	American Family	$17,977	88%	12%	$626	$12,012	Bowhead partnership
4	Nationwide	$16,792	54%	46%	$2,948	$22,555	Scottsdale is long time E&S business
5	Auto-Owners	$16,638	58%	42%	$561	$17,340	Acquired E&S business in 2015
6	FM Global	$7,189	0%	100%	$188	$27,943	Fundamentally a specialty, commercial business
7	Sentry	$5,412	62%	38%	$11	$8,434	Outside of NSA, a collection of specialty businesses
8	COUNTRY	$3,645	85%	15%	-	$4,291	
9	Westfield [2]	$3,364	34%	66%	$607	$3,323	Started US E&S business and acquired Lloyd's syndicate
10	Acuity Mutual	$3,362	34%	66%	-	$3,525	
11	Federated	$3,138	9%	91%	$1	$6,385	Broad commercial appetite including specialty
12	Amica	$3,120	95%	5%	-	$3,010	
13	Shelter	$3,099	80%	20%	$7	$2,505	
14	Farm Bureau FS	$2,792	81%	19%	-	$1,835	
15	AF Group	$2,752	1%	99%	$800	$2,035	Specialty, program writer (announced sale)
16	West Bend	$2,350	31%	69%	-	$1,811	Long standing specialty division (NSI)
17	Alfa Mutual	$2,319	94%	6%	-	$1,624	
18	Texas Farm Bureau	$2,270	90%	10%	-	$975	
19	EMC Insurance	$2,175	9%	91%	-	$1,920	
20	Tennessee Farmers	$2,156	91%	9%	-	$3,877	

P&C Mutuals with Specialty Platforms

Farm Bureau Affiliated Companies

Source: S&P Global Market Intelligence, AM Best, company filings and press releases.

Page 6

(1) Excludes A&H.
(2) Excludes international business.

KBW KEEFE, BRUYETTE & WOODS
A Stifel Company

Mutual Companies with Meaningful E&S Presence

Company	9/30/25 Surplus	Total Premium[1]	US Specialty Premium[1]	2024 E&S DPW	Specialty Business Overview	History and Current Strategy
Liberty Mutual Insurance	$37B	$38B	$6.7B	$2.3B	• Global specialty platform • Casualty, environmental and property offered through Lloyd's Syndicate 4472	• Liberty acquired Ironshore in 2017 to bolster non-admitted capabilities • Rebranded brands by distribution channel in 2022: Ironshore for wholesale and Liberty Mutual for retail/brokerage business
Nationwide	$23B	$17B	$4.7B	$2.9B	• Broad suite of specialty products and large portfolio of programs ($1B+) • US-focused	• Nationwide acquired its E&S and specialty platform, Scottsdale Insurance, in the 1980s • Transitioned Scottsdale to the Nationwide brand in 2016, but business remains intact
Auto-Owners Insurance	$17B	$16B	$575M	$561M	• Offer commercial property and GL, auto dealers, inland and ocean marine • US-focused; distributes exclusively through MGAs	• Auto-Owners acquired Strickland and its E&S subsidiary Atlantic Casualty in January 2016 • Today, Atlantic Casualty offers specialty commercial insurance sold and serviced via wholesale agents with binding authority
Sentry	$8.4B	$5.4B	$2.0B[2]	$11M	• Offer NSA, workers' comp, manufacturing, equip/auto dealers, Florists Mutual and other specialty comm'l • Broad distro (IA, wholesale, employee agents, direct) • Distribution specific to unit	• Group of distinct specialty business units • Affiliated with Florists Mutual in 2020 and continue to run as standalone operation • Launched specialty unit recently targeting niche lines (incl. E&S DPW); very small • **Acquired The General, non-standard auto business, in 2025**
Westfield	$3.3B	$3.1B	$734M	$607M	• Offerings include excess casualty, property, and professional lines • Writing in US, UK & Dubai • International represents ~45% of specialty GPW	• Hired Jack Kuhn, a long-time specialty insurance executive, in 2021 to launch specialty business • Acquired Lloyd's Syndicate 1200 in 2023 • Hired cyber team at the end of 2025. Will launch Luxembourg subsidiary in 2026 to write alongside Lloyd's 1200

Source: S&P Global Market Intelligence, company filings.

(1) *Premium metric differs slightly by company; based on what is publicly disclosed/available for the specialty business and kept consistent across specialty and total premium columns (e.g., if specialty DPW is disclosed, total premium reflects total direct written premium); Liberty Mutual reflects 2024 US NPW; Nationwide, Auto-Owners and Sentry reflect 2024 DPW; Westfield reflects 2024 US GPW.*

Page 7 PRIVATE AND CONFIDENTIAL

(2) *Estimated using commercial lines business, excludes non-standard auto business (The General).*

Other Commercial Opportunities - Public

Very limited standard commercial lines targets; small universe of public specialty targets

Company	CEO	Ownership	AM Best Rating	Key Statistics[1,2]	Description
SKYWARD SPECIALTY INSURANCE	Andrew Robinson	Public *(NASDAQ: SKWD)*	A	Market Cap: $2.0B Surplus: $844M DPW: $1.6B	• Specialty carrier delivering commercial P&C products on an admitted and non-admitted basis, primarily in U.S. • Operate through eight underwriting divisions: A&H, Captives, Global Property & Agriculture, Industry Solutions, Prof. Lines, Programs, Surety and Transactional E&S
FIDELIS	Dan Burrows	Public *(NYSE: FIHL)*	A	Market Cap: $1.7B GWP: $4.7B	• Bermuda-domiciled global carrier • Origination conducted through an MGU separated prior to the IPO; maintain a strategic partnership • Offer property; marine; aviation & aerospace; cyber; energy; political risk violence & terror; asset-back finance & portfolio credit; other insurance; reinsurance
EMPLOYERS®	Katherine Antonello	Public *(NYSE: EIG)*	A	Market Cap: $772M Surplus: $960M DPW: $768M	• Former Nevada state fund, converted and went public ~20 years ago • Mono-line workers' comp issuer focused on low-to-medium hazard risk small businesses • Recently launched an excess workers' comp product for large, self-insureds in February 2026
HISCOX U.S. Business	Mary Boyd (Hiscox USA)	Hiscox Ltd. *(LSE: HSX)*	A	Surplus: $641M DPW: $701M	• Chicago, IL-based specialty insurer focused on SMEs • Writes specialty commercial coverages through independent agents and digital partners • Risks incl. small business, media and entertainment, executive risk, kidnap and ransom, casualty and cyber

Page 8 PRIVATE AND CONFIDENTIAL

KBW KEEFE, BRUYETTE & WOODS A Stifel Company

Source: S&P Global Market Intelligence, AM Best, company filings and press releases. Note: Organized by market cap/surplus.
(1) Statutory data at or for the twelve months ended September 30, 2025.
(2) Market capitalization as of 3/11/2026; share count for the twelve months ended December 31, 2025.

Other Commercial Opportunities - Private

Private options include a broad range of size and specializations

Company	CEO	Ownership	AM Best Rating	Key Statistics[1]	Description
CORE SPECIALTY	Jeff Consolino	PE-Backed *SkyKnight Capital*	A	Surplus: \$1.2B[2] DPW: \$2.4B[2]	• Cincinnati, OH-based specialty P&C insurer • Offer a diversified range of products for small to mid-sized businesses across 4 major categories: property/short tail, specialty casualty, fronted programs, bond/credit/guarantee
CO/ACTION	Jonathan Ritz	PE-Backed *Towerbrook and Further Global*	A-	Surplus: \$819M DPW: \$1,483M	• Morristown, NJ-based specialty P&C insurer fka ProSight • Offers specialty products across property, casualty, and professional lines • Likely to test market in 2026 (strategic sale and IPO)
IFG Companies	Elizabeth Monrad	Family-Owned *Linton Family*	A	Surplus: \$589M DPW: \$351M	• Hartford, CT-based specialty P&C insurer focused on small to mid-sized businesses • Offers property, primary casualty, excess casualty, inland marine and garage liability
mosaic INSURANCE	Mitch Blaser & Mark Wheeler	PE-Backed *Golden Gate*	A+	Capacity: \$324M[2,3] DPW: \$330M[2,3]	• Bermuda-based global specialty insurer • Focused on complex risks in cyber, M&A liability, political risk, political violence, financial institutions, professional liability, and environmental liability
RICHMOND NATIONAL	Joe Kavanaugh	Investor Group *HF Capital, Bonhill Capital, WT Holdings*	A-	Surplus: \$216M DPW: \$252M	• Richmond, VA-based specialty E&S insurer focused on small and mid-size businesses • Offers casualty, excess casualty, commercial property, inland marine, professional liability and BOP through wholesalers
Upland	Todd Hart	PE-Backed *Newlight Partners*	A-	Surplus: \$209M DPW: \$480M	• Dallas, TX-based E&S specialist focused on property, casualty and prof. liability for small to mid-sized risks • Offers excess casualty through wholesalers for the public entity, cyber, transportation and construction sectors
PIE INSURANCE	John Swigart	PE-Backed *Allianz X, Centerbridge, Gallatin Point, WTM*	A-	Surplus: \$100M DPW: \$444M	• Denver, CO-based insurer specializing in workers' compensation insurance services • Additional offerings include business owner, commercial auto, general liability, E&O, and cyber
Omaha NATIONAL	Reagan Pufall	VC-Backed *Agman*	A-	Surplus: \$74M DPW: \$187M	• Omaha, NE-based monoline writer of workers' compensation • Target small to mid-sized businesses, with employee counts between 10 and 50

Page 9 PRIVATE AND CONFIDENTIAL

Source: S&P Global Market Intelligence, AM Best, company filings and press releases. Note: Organized by surplus. (1) Statutory data at or for the twelve months ended September 30, 2025. (2) YE 2024. (3) Mosaic Lloyd's Syndicate 1609. Capacity represents the gross premium limit supported by member capital.

Other Commercial Opportunities - Fronting

Fronting carriers have proliferated along with the rise of MGAs

Company	CEO	Ownership	AM Best Rating	Key Statistics[1]	Description
Clear Blue Insurance Company	Jerome Breslin	PE-Backed *Pine Brook Partners*	A-	Surplus: $278M DWP: $1.8B	• Charlotte-based specialty fronting carrier focused on program business across both admitted and non-admitted markets partnering with MGAs • Portfolio spans 34 active programs including homeowners, commercial auto, and other liability, distributed through 28 MGA partners
Obsidian	Bill Jewett	PE-Backed *Genstar*	A-	Surplus: $132M[2] DPW: $894M	• NYC-based hybrid fronting carrier • Supports primary and excess P&C insurance programs on both an admitted and non-admitted basis (targets ~5-10% risk retention on each program)
Everspan	Darwin Lucas	Subsidiary of *Octave Specialty (NYSE: OSG)*	A-	Surplus: $120M DWP: $328M	• NYC-based participating fronting and specialty program carrier operating on both admitted and non-admitted platforms, supported by MGAs • Broad product risk appetite includes comm auto, GL, surety, workers' comp, personal auto and comm APD • Target 10-25% risk retention per program (up to 30%)

Page 10 PRIVATE AND CONFIDENTIAL

KEEFE, BRUYETTE & WOODS
A Stifel Company

Source: S&P Global Market Intelligence, AM Best, company filings and press releases. Note: Organized by surplus. (1) Statutory data at or for the twelve months ended September 30, 2025. (2) Pro-forma of $40M of senior notes issued November 2025.

 Page 11 PRIVATE AND CONFIDENTIAL  Note: Size ranking based on most recent publicly available surplus.  Commercial Opportunities: Size and Underwriting  Larger  Smaller  Underwriting  Underwriting  US Business

 Bowhead Materials  Page 12  PRIVATE AND CONFIDENTIAL

 $ in millions  BOW  Illustrative Per Share Purchase Price  Metric  $26.00  $28.00  $30.00  $32.00  $34.00  Premium to Current Price  $22.34  16.4%  25.3%  34.3%  43.2%  52.2%  Fully Diluted Equity Purchase Price  -  $876  $943  $1,011  $1,078  $1,145  AmFam Cash Outlay for Remaining 86%  -  $777  $835  $893  $951  $1,009  Transaction Multiples  Price / 2026E PF BVPS  $14.87  1.75x  1.88x  2.02x  2.15x  2.29x  Price / 2026E PF TBVPS  $14.87  1.75x  1.88x  2.02x  2.15x  2.29x  Price / 2026E PF EPS  $2.69  9.7x  10.4x  11.2x  11.9x  12.7x  Price / 2027E PF EPS  $3.31  7.9x  8.5x  9.1x  9.7x  10.3x  Analysis at Various Prices  Page 12  PRIVATE AND CONFIDENTIAL  Source: Company management internal financial model as of September 24, 2025.  Note: Current price as of 3/11/2026.

Pro Forma Bowhead Projections

($ in millions)	Closing	Projections					5-Yr Avg/
	2026E	2027E	2028E	2029E	2030E	2031E	CAGR
Gross Written Premiums	$1,041	$1,220	$1,373	$1,510	$1,623	$1,704	*10.4%*
Underwriting Income	$15	$7	$9	$11	$14	$17	*2.3%*
Net Investment Income	$82	$99	$108	$109	$125	$140	*11.5%*
Operating Income	$97	$106	$116	$120	$139	$157	*10.2%*
Interest Expense	$12	$12	$12	$12	$12	$12	
Warrant Expense	$3	$3	$3	$3	$4	$4	
Pre-Tax Income	$82	$91	$101	$105	$123	$142	*11.6%*
Less: Taxes	$18	$20	$22	$23	$27	$31	
Net Income	**$64**	**$71**	**$79**	**$82**	**$96**	**$111**	***11.6%***
KBW Research Estimates	*$70*	*$84*	-	-	-	-	
Underwriting Ratios							
Loss Ratio	*66.5%*	*67.5%*	*67.5%*	*67.5%*	*67.5%*	*67.5%*	67.3%
Expense Ratio	*31.3%*	*32.1%*	*32.5%*	*32.2%*	*32.0%*	*31.7%*	32.0%
Combined Ratio	***97.8%***	***99.6%***	***100.0%***	***99.7%***	***99.5%***	***99.2%***	**99.3%**

Bowhead's Pro Forma Net Income Post-Acquisition by AmFam

Net Income	**$64**	**$71**	**$79**	**$82**	**$96**	**$111**	***11.6%***
(+) After-tax Fronting Fee	$23	$36	$46	$51	$55	$57	
(+) After-tax Public Co. Costs	$2	$2	$3	$3	$3	$3	
(+) After-tax Warrant Expense	$2	$2	$2	$2	$2	$2	
Pro Forma Net Income	**$90**	**$111**	**$129**	**$137**	**$155**	**$173**	***13.8%***
Pro Forma ROAE	***19.3%***	***17.8%***	***15.8%***	***14.4%***	***14.2%***	***13.7%***	**15.2%**
Simple ROI @ $30 Price/Share [1]		***12.5%***	***14.5%***	***15.4%***	***17.4%***	***19.3%***	
Cumulative Payback @ $30 Price/Share [1]		***12.5%***	***27.0%***	***42.3%***	***59.7%***	***79.1%***	

Commentary

- KBW extrapolated projections through 2031E based on Bowhead management 2026-2028E assumptions, slightly modified for conservatism
- Underwriting income declines from 2026-2028 as fronting fee ramps to full 5%; assumes operating efficiencies drive expense ratio improvements 2026-2028E
- Adjustments reflect base case and reflect most obvious / immediate synergies achieved upon close
- Likely to identify additional synergies during diligence, which could include:
  - Operational synergies (centralized payroll, HR, finance, IT, etc.)
  - Cost of incremental capital raises required in status quo scenario
  - Ability to refinance $150M of outstanding debt at lower cost of capital (7.75% coupon is ~$12 pre-tax million annually)

Page 14 PRIVATE AND CONFIDENTIAL

KBW KEEFE, BRUYETTE & WOODS
A Stifel Company

Source: 2025E – 2028E from company management internal financial model as of September 24, 2025. 2029E-2031E represents KBW projections based on management model.
(1) Pro forma net income divided by AmFam cash outlay for remaining 86% of Bowhead.

Illustrative Returns Analysis: AmFam Acquires Remaining BOW Shares at 12/31/2026

- Illustrative Closing Date: 12/31/2026
- Initial Investment = fully diluted equity purchase price (@ $30.00 per share) * current equity AmFam does not own (~86%)
- Terminal value = 2031E pro forma book value (conservative assumption)
- Opportunity for AmFam to make strong return through strong organic growth and potential synergies realized through an acquisition
- Analysis below does not reflect AmFam investment/return to date

Scenario 1: Includes penalty from foregone fronting fee and incremental capital contribution

($ in millions)	At or For the Period Ended December 31,					
	2026E	2027E	2028E	2029E	2030E	2031E
Pro Forma Results						
Pro Forma Net Income	$90	$111	$129	$137	$155	$173
Pro Forma Equity	$501	$752	$882	$1,019	$1,174	$1,347
Returns @ $30.00 Price Per Share						
Cash to Acquire Remaining 86%	($893)					
Incremental Capital Contribution		($140)				
Foregone Fronting Fee, Net of Tax		($36)	($46)	($51)	($55)	($57)
Pro Forma Net Income		$111	$129	$137	$155	$173
Terminal Value in 2031E (PF Book)						$1,347
Total Cash Flows	($893)	($65)	$83	$86	$101	$1,462
IRR						**13.8%**

Scenario 2: Excludes penalty from foregone fronting fee and incremental capital contribution

($ in millions)	At or For the Period Ended, December 31,					
	2026E	2027E	2028E	2029E	2030E	2031E
Pro Forma Results						
Pro Forma Net Income	$90	$111	$129	$137	$155	$173
Pro Forma Equity	$501	$752	$882	$1,019	$1,174	$1,347
Returns @ $30.00 Price Per Share						
Cash to Acquire Remaining 86%	($893)					
Pro Forma Net Income		$111	$129	$137	$155	$173
Terminal Value in 2031E (PF Book)						$1,347
Total Cash Flows	($893)	$111	$129	$137	$155	$1,519
IRR						**21.8%**

Page 15 PRIVATE AND CONFIDENTIAL

KBW KEEFE, BRUYETTE & WOODS
A Stifel Company

 Illustrative Returns Analysis: Return to AmFam Since Inception  Page 15  PRIVATE AND CONFIDENTIAL  Analysis expanded to cash flows since inception of AmFam-BOW relationship including capital contributions, fronting fee and proceeds  from AmFam’s sale of shares in 2024  Future cash flow assumptions in line with prior page and reflect AmFam acquisition of BOW shares at 12/31/26  2026E investment = fully diluted equity purchase price (@ $30.00 per share) * current equity AmFam does not own (~86%)  Terminal value = 2031E pro forma book value (conservative assumption)  Includes true cost of 100% of Bowhead, including implied cost of AmFam to acquire current ownership position of 14%  AmFam has recouped ~$50M initial investment prior to 2026E transaction  Current ownership position provides meaningful benefit as AmFam’s shares would cost an additional ~$141 million at $30/share  ($ in millions)  At or For the Year Ended December 31,  2020E  2021E  2022E  2023E  2024E  2025E  2026E  2027E  2028E  2029E  2030E  2031E  Total Return to AmFam Since Initial Investment  2020 Initial Investment  2023 Capital Call Fronting Fees Received 2024 Follow On Proceeds  2026E Acquisition at $30/share 2027E Incr. Capital Contribution Pro Forma Net Income  Terminal Value in 2031 (PF Book)  ($45)  $3  $5  ($7)  $8  $10  $33  $19  $29 ($893)  ($140)  $111  $129  $137  $155  $173  $1,347  Total Cash Flows  ($45)  $3  $5  $0  $43  $19  ($864)  ($29)  $129  $137  $155  $1,519  IRR 18.4%

 Potential Buyers  Page 15  PRIVATE AND CONFIDENTIAL  The potential buyer universe for Bowhead is limited for several reasons:  Size and valuation of the business  ROE / TBV dilution limit ability of publicly-traded specialty peers to pay premium to current price, even with decline in stock price  Many potential US P&C companies have overlapping specialty platforms creating potential for  significant negative synergies and disruption  The remaining potential buyer groups have shown limited interest to date  Asian buyers  Bowhead could serve as U.S. platform  Limited interest to date; hard to predict timing  Mortgage insurers  Capital efficiency in writing MI and P&C onto the same balance sheet  Radian acquired Inigo and others exploring broad range of potential transactions  Other P&C mutuals  Most P&C mutuals are looking to diversify businesses by growing commercial lines  Bowhead’s ties to AmFam likely a mild deterrent  Smaller commercial players  Some smaller commercial players have expressed interest in a reverse merger with BOW  Complex transaction with execution risk and not consistent with public market investor expectations

 Appendix  Page 15  PRIVATE AND CONFIDENTIAL

 Page 19 PRIVATE AND CONFIDENTIAL  Source: S&P Global Market Intelligence and FactSet. Note: Companies ordered by market cap.  (1) Net Income / Average Common Equity. (2) (Net Income + After-Tax Interest + Preferred Dividends) / Average Capital (Common + Preferred Equity + Debt).  Selected Specialty Companies: ROAE Metrics – Last Three Years  19.5%  14.6%  20.5%  33.6%  18.5%  NM  NA  18.2%  22.2%  16.9%  20.3%  32.3%  23.5% 23.6%  19.6%  17.1%16.3%  13.0%  13.6%  19.7%  12.3%  18.1%  29.3%  24.4%  23.6%  18.9%  9.3%  4.6%  14.4%  13.1%  2023 Avg: 20.7%  2024 Avg: 18.2%  2025 Avg: 18.3%  Unlevered Return on Average Equity2  14.8%  11.9%  21.4%  17.4%  13.7%  NM  NA  18.2%  17.2%  13.9%  16.1% 16.1%  28.6% 28.8%  18.9%  14.8%  13.4%  13.8%  15.7%  10.5%  14.3%  26.6%  22.3% 23.2%  17.3%  8.5%  4.7%  14.7%  11.5%  2023 Avg: 17.8% 2024 Avg: 16.4%  23.6%  2025 Avg: 16.6%  = 2023  = 2024  = 2025  The unlevered ROAE metric removes capital structure effects by adding back debt-related costs (interest expense and preferred dividends) and measuring returns against total capital (common equity plus preferred equity plus debt)  Return on Average Equity1

 Selected Specialty Companies: Operating ROAE Metrics – Last Three Years  18.9%  16.3%  21.5%  31.8%  17.6%  21.9%  16.4%  18.0%  19.0%  20.5%  18.0%  20.7%  29.2%  18.3%  22.2%  17.4%  13.4%  15.2%  19.1%  13.5%  18.5%  26.4%  19.4%  25.9%  18.6%  8.5%  5.6%  NA  14.7%  13.6%  2023 Avg: 20.2% 2024 Avg: 18.1%  2025 Avg: 17.8%  Unlevered Operating Return on Average Equity2  14.5%  13.2%  16.1%  13.2%  15.7%  19.0%  14.7%  16.8% 16.4%  27.1% 26.1%  17.4%  21.4%  15.7%  13.9%  15.4%  16.0%  15.3%  11.5%  14.6%  24.0%  18.5% 20.4%  25.9%  17.0%  5.5% 7.8%  NA  14.9%  11.8%  2023 Avg: 17.3%  2024 Avg: 16.3%  2025 Avg: 16.1%  = 2023  = 2024  = 2025  Page 20 PRIVATE AND CONFIDENTIAL  Source: S&P Global Market Intelligence and FactSet. Note: Companies ordered by market cap.  (1) Net Operating Income / Average Common Equity. (2) (Net Operating Income + After-Tax Interest Expense + Preferred Dividends) / Average Capital (Common + Preferred Equity + Debt).  The unlevered operating ROAE metric removes capital structure effects by adding back debt-related costs (interest expense and preferred dividends) and measuring returns against total capital (common equity plus preferred equity plus debt)  Operating Return on Average Equity1

 Source: S&P Global Market Intelligence and FactSet as of March 11, 2026. Note: Companies ordered by market cap.  (1) Selected companies include AFG, ASIC, BOW, FIHL, KNSL, MKL, PLMR, RLI, SKWD, and WRB.  Page 21 PRIVATE AND CONFIDENTIAL  2.71x  7.99x  4.24x  3.98x  1.71x  2.72x  2.64x  1.40x 1.32x  2.46x  2.20x  4.26x  3.12x  3.37x  2.15x 1.82x  0.78x 0.69x  1.56x  1.63x  Selected Specialty Companies: Historical Price / Book Value  3-Year Average vs. Current Price-to-Book Value  1.25x  1.75x  2.25x  2.75x  3.25x  4.25x  3.75x  Mar-23  Sep-23  Mar-24  Sep-24  Mar-25  Sep-25  Mar-26  3-Year Median: 2.59x  Current Median: 2.01x  Specialty Peer Median1 Price to Book Value Over the Last Three Years  Specialty peers trading at 3-year lows as pricing softens and investors focus on reserve adequacy  = 3-Year Average  = Current  3-Year Median: 2.59x  Current Median: 2.01x

 Page 22 PRIVATE AND CONFIDENTIAL  Source: S&P Global Market Intelligence and FactSet as of March 11, 2026.  (1) Performance does not include regular or special dividends.  (25%)  30%  85%  140%  195%  250%  Mar-23  Sep-23  Mar-24  Sep-24  Mar-25  Sep-25  Mar-26  Select Specialty Companies: 3-Year Stock Price Performance  Bowhead IPO  SKWD +153%  PLMR +119%  S&P500 +76%  WRB +69%  MKL +59%  FIHL +34%  BOW +31%  KNSL +25%  ASIC +18%  AFG +8%  RLI (6%)  3-Year Price Performance1  Very strong specialty performance through mid-2025 driven by favorable market backdrop and strong investor sentiment  PLMR, SKWD and BOW, the newest entrants outperformed the incumbent players driven by strong growth, favorable position within growing E&S and specialty market and increasing margins  As price increases moderate and growth stabilizes, softening market concerns grew  BOW’s limited operating history and loss experience to date likely drove outsized price decline

 $86.83  $56.97  Source: S&P Global Market Intelligence and FactSet as of March 11, 2026.  Page 23 PRIVATE AND CONFIDENTIAL  Note: Companies ordered by market cap.  Note: Showing high/low stock price since IPO for companies with IPOs within the last three years.  (1) Annualized volatility (standard deviation).  Selected Specialty Companies: Stock Price Range – Last Three Years  3-Year Stock Price Range  $281.91  $547.98  $2,191.90  $1,191.46  $78.46  $37.12  $175.67  $47.03  $106.09  $149.08  $65.00  $17.92  $20.66  $11.74  $42.15  $17.00  $24.68  $16.38  Current Price  % Below High  % Above Low  $1,956.56  $127.30  $360.64  $60.45  $119.91  $45.39  $18.77  $19.98  $22.34  $67.86  (10.7%)  (14.6%)  (34.2%)  (33.2%)  (31.7%)  (30.2%)  (9.1%)  (19.0%)  (47.0%)  (13.5%)  64.2%  20.0%  27.9%  6.1%  155.0%  153.3%  59.9%  22.0%  31.4%  82.8%  $90.45  22.5%  39.0%  34.4%  31.3%  73.7%  46.6%  Volatility1 22.5% 21.8% 22.0% 38.0%

Market Statistics of Selected Specialty Companies

($ in millions, except per share amounts) Company	Ticker	Price 3/11/2026	Market Cap.	Total Return YTD	Total Return LTM	Debt + Pref. / Tot. Cap.	ROAE 2026E	ROAE 2027E	Price / Book Reported	Price / Book Tangible	Price / EPS 2026E	Price / EPS 2027E	Dividend Yield
Selected Specialty P&C Companies													
W. R. Berkley Corporation	WRB	$67.86	$25,413	(3.1%)	12.5%	24.2%	16.8%	15.9%	2.64x	2.71x	14.8x	13.9x	0.5%
Markel Corporation	MKL	1,956.56	24,605	(9.0%)	7.1%	21.7%	7.4%	7.1%	1.32	1.73	17.1	15.7	0.0%
American Financial Group, Inc.	AFG	127.30	10,604	(5.1%)	8.7%	29.7%	18.4%	18.6%	2.20	2.47	11.6	10.5	2.8%
Kinsale Capital Group, Inc.	KNSL	360.64	8,350	(7.7%)	(20.5%)	10.3%	22.4%	21.6%	4.26	4.27	17.9	16.3	0.3%
RLI Corp.	RLI	60.45	5,557	(5.3%)	(15.2%)	6.1%	14.3%	14.2%	3.12	3.22	21.2	20.7	1.1%
Palomar Holdings, Inc.	PLMR	119.91	3,200	(11.0%)	(8.6%)	24.1%	24.0%	22.2%	3.37	3.61	12.5	11.1	0.0%
Skyward Specialty Insurance Group, Inc.	SKWD	45.39	2,018	(11.2%)	(6.3%)	11.3%	18.6%	18.1%	1.82	2.00	9.4	8.3	0.0%
Fidelis Insurance Holdings Limited [1]	FIHL	18.77	1,653	(4.1%)	32.1%	26.0%	12.9%	12.6%	0.69	0.69	5.4	4.7	3.2%
Ategrity Specialty Insurance Company Holdings	ASIC	19.98	960	(4.9%)	17.5% [2]	0.0%	14.1%	16.5%	1.56	1.56	10.5	7.8	0.0%
Bowhead Specialty Holdings	BOW	22.34	732	(21.7%)	(34.1%)	25.0%	13.3%	14.5%	1.63	1.63	11.6	9.5	0.0%
Selected Monoline Workers' Compensation Companies [3]													
Employers Holdings, Inc.	EIG	$39.61	$772	(7.5%)	(15.9%)	3.9%	4.1%	4.8%	0.84x	0.90x	18.9x	15.8x	3.2%
AMERISAFE, Inc.	AMSF	32.90	618	(14.3%)	(30.3%)	0.0%	17.0%	17.5%	2.46	2.46	15.0	15.3	5.0%
Median				**(6.5%)**	**0.4%**	**22.9%**	**15.6%**	**16.2%**	**2.01x**	**2.23x**	**12.0x**	**10.8x**	**0.1%**
Average				**(8.3%)**	**(0.7%)**	**17.8%**	**16.2%**	**16.1%**	**2.26x**	**2.39x**	**13.2x**	**11.8x**	**0.8%**

Results at or for the period ended December 31, 2025.
(1) FIHL is pro-forma for their repurchase of 8,597,170 shares of common stock from CVC Falcon Holdings Limited on March 2, 2026.
(2) Total return calculated as of $17.00 IPO price on June 10, 2025.
(3) Excluded from Median and Average calculations.
Source: S&P Global Market Intelligence, FactSet and company filings.

Page 24 PRIVATE AND CONFIDENTIAL

KBW KEEFE, BRUYETTE & WOODS
A Stifel Company

Market Statistics of Selected Property-Casualty Companies

($ in millions, except per share amounts) Company	Ticker	Price 3/11/2026	Market Cap.	Total Return YTD	Total Return LTM	Debt + Pref. / Tot. Cap.	ROAE[1] 2026E	ROAE[1] 2027E	Price / Book Reported	Price / Book Tangible	Price / EPS[1] 2026E	Price / EPS[1] 2027E	Dividend Yield
Carriers with >$10B Market Cap													
Chubb Limited	CB	$322.76	$126,232	3.4%	11.5%	18.1%	13.5%	13.2%	1.71x	2.67x	12.0x	11.1x	1.2%
Travelers Companies, Inc.	TRV	299.40	64,742	3.6%	18.4%	22.4%	17.1%	16.1%	1.98	2.29	11.0	10.6	1.5%
American International Group, Inc.	AIG	77.97	41,836	(8.9%)	(2.7%)	19.6%	10.1%	10.6%	1.02	1.13	9.8	8.7	2.3%
Hartford Financial Services Group, Inc.	HIG	134.96	37,231	(1.6%)	16.9%	20.8%	18.2%	17.6%	2.01	2.31	10.1	9.3	1.8%
Cincinnati Financial Corporation	CINF	164.00	25,521	0.4%	21.0%	5.3%	8.1%	8.4%	1.60	1.60	19.4	17.8	2.3%
CNA Financial Corporation	CNA	46.91	12,697	3.5%	5.5%	21.5%	11.1%	11.5%	1.09	1.11	9.8	8.9	4.1%
Carriers with <$10B Market Cap													
Hanover Insurance Group, Inc.	THG	$173.26	$6,090	(5.2%)	8.2%	25.4%	16.1%	15.3%	1.72x	1.81x	10.1x	9.7x	2.2%
Selective Insurance Group, Inc.	SIGI	76.76	4,612	(7.7%)	(7.1%)	26.2%	13.0%	13.2%	1.35	1.36	9.8	8.8	2.2%
United Fire Group, Inc.	UFCS	36.74	938	1.6%	37.7%	0.0%	9.9%	9.6%	1.00	1.00	10.1	9.8	2.2%
Donegal Group Inc.	DGICA	16.69	612	(15.6%)	(0.9%)	5.2%	11.1%	10.3%	1.01	0.96	8.2	8.2	4.4%
NI Holdings, Inc.	NODK	13.00	268	(2.3%)	(7.1%)	0.0%	NA	NA	1.10	1.10	NA	NA	0.0%
Median				**(1.6%)**	**8.2%**	**19.6%**	**12.1%**	**12.3%**	**1.35x**	**1.36x**	**10.1x**	**9.5x**	**2.2%**
Average				**(2.6%)**	**9.2%**	**15.0%**	**12.8%**	**12.6%**	**1.42x**	**1.58x**	**11.0x**	**10.3x**	**2.2%**
Carriers with >$10B Market Cap - Median				**1.9%**	**14.2%**	**20.2%**	**12.3%**	**12.3%**	**1.66x**	**1.94x**	**10.5x**	**10.0x**	**2.0%**
Carriers with >$10B Market Cap - Average				**0.1%**	**11.8%**	**18.0%**	**13.0%**	**12.9%**	**1.57x**	**1.85x**	**12.0x**	**11.1x**	**2.2%**
Carriers with <$10B Market Cap - Median				**(5.2%)**	**(0.9%)**	**5.2%**	**12.1%**	**11.7%**	**1.10x**	**1.10x**	**9.9x**	**9.2x**	**2.2%**
Carriers with <$10B Market Cap - Average				**(5.8%)**	**6.1%**	**11.4%**	**12.5%**	**12.1%**	**1.24x**	**1.24x**	**9.6x**	**9.1x**	**2.2%**

Source: SNL, Factset, and company filings.

Results at or for the period ended December 31, 2025. Results at or for the period ended September 30, 2025, for NODK.

(1) Estimates represent FactSet consensus median estimates.

Page 25 PRIVATE AND CONFIDENTIAL

KBW KEEFE, BRUYETTE & WOODS
A Stifel Company

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